EXHIBIT 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS FORT WORTH AUSTIN	FIRM and AFFILIATE OFFICES www.duanemorris.com	HANOI HO CHI MINH CITY SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NORTH JERSEY LAS VEGAS SOUTH JERSEY SYDNEY MYANMAR ALLIANCES IN MEXICO

October 15, 2025

United States Antimony Corporation

4438 W. Lovers Lane, Unit 100

Dallas, TX 75209

Ladies and Gentlemen:

We have acted as special counsel to United States Antimony Corporation, a Texas corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which relates to the registration under the Securities Act of the following securities:

i.	debt securities (the “Debt Securities”);

ii.	common stock, par value $0.01 per share (the “Common Stock”);

iii.	preferred stock, par value $0.01 per share (the “Preferred Stock”);

iv.	depositary shares representing fractional interests in a share or multiple shares of Preferred Stock (the “Depositary Shares”);

v.	warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”);

vi.	rights to purchase shares of our common stock, preferred stock or the other securities described in this prospectus (the “Rights”); and

vii.	units consisting of one or more of the other securities (the “Units”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate offering price, as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

DUANE MORRIS LLP
1300 POST OAK BOULEVARD, SUITE 1500, HOUSTON, TX 77056-3166	PHONE: 713.402.3900 FAX: 713.402.3901

United States Antimony Corporation

October 15, 2025

The Debt Securities may be issued pursuant to an indenture (the “Indenture”) to be entered into between the Company and a trustee to be named in the Indenture (the “Trustee”) and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”). The shares of Preferred Stock represented by Depositary Shares will be deposited pursuant to a Depositary Agreement (the “Depositary Agreement”) to be entered into between the Company and a bank or trust company to be named, as depositary. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named, as warrant agent. The Rights will be issued under a rights agreement (the “Rights Agreement”) to be entered into between us and a bank or trust company, as rights agent. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named, as unit agent.

This opinion is being rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, (ii) the Company’s Certificate of Formation and Bylaws, (iii) certain resolutions of the Company’s Board of Directors approving the Registration Statement and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are true, accurate and complete in all material respects, (vi) that each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (vii) that the Registration Statement, and any amendments thereto (including, as applicable, all necessary post-effective amendments thereto), will remain effective under the Securities Act and comply with all applicable laws, (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus, and any applicable prospectus supplement; (ix) in the case of Debt Securities, (a) the applicable Indenture will be duly authorized, executed and delivered by the applicable Trustee in substantially the form filed as Exhibit 4.4 or Exhibit 4.5 to the Registration Statement, (b) the applicable Trustee will be duly eligible to serve as trustee, and (c) the Debt Securities will be duly authenticated by the Trustee named in the applicable Indenture; (x) any Depositary Agreement, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto other than the Company; and (xi) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

DUANE MORRIS LLP
1300 POST OAK BOULEVARD, SUITE 1500, HOUSTON, TX 77056-3166	PHONE: 713.402.3900 FAX: 713.402.3901

United States Antimony Corporation

October 15, 2025

As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and have not performed or had performed any independent research or investigation of public records as to the facts set forth therein and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of such Securities, the Board of Directors of the Company (or any committee thereof or any person acting pursuant to authority properly delegated to such person by the Board of Directors of the Company or any committee thereof) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, (iii) general equitable principles, and (iv) acceleration of the Debt Securities which may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the State of Texas. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right, defense or counterclaim of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) that provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or limiting a party’s recovery of certain damages or losses, (ix) purporting to establish evidentiary standards or regarding standards for exercising rights and remedies or (x) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.

With respect to the Debt Securities, when (i) specifically authorized for issuance by proper action of the Board of Directors of the Company or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the applicable Indenture has been duly authorized, executed and delivered by the Company and the applicable Trustee, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Authorizing Resolutions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed by the Company and authenticated by the applicable Trustee in accordance with the applicable Indenture and delivered and sold as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.

With respect to shares of Common Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Formation, Bylaws and Authorizing Resolutions, (iii) the shares of Common Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement or upon conversion, exercise or exchange of any Security offered under the Registration Statement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

3.

With respect to shares of any series of Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including resolutions establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a Certificate of Designation with respect to the series with the Secretary of State of the State of Texas, (ii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Texas, (iii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Certificate of Formation, Bylaws and Authorizing Resolutions, (iv) the shares of the series of Preferred Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

DUANE MORRIS LLP
1300 POST OAK BOULEVARD, SUITE 1500, HOUSTON, TX 77056-3166	PHONE: 713.402.3900 FAX: 713.402.3901

United States Antimony Corporation

October 15, 2025

4.

With respect to the Depositary Shares, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Texas, (ii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Texas, (iii) the applicable Depositary Agreement relating to the Depositary Shares has been duly authorized, executed and delivered; any depositary receipts evidencing rights in the Depositary Shares have been executed; and the depositary appointed by the Company, (iv) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Certificate of Formation and Bylaws, (v) the Depositary Shares have been issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement against payment therefor, (vi) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement), and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement, the Depositary Shares will be legally issued and will entitle the holders of such Depositary Shares to the rights specified in the applicable Depositary Agreement and the applicable depositary receipts.

5.

With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) any applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed by the Company and countersigned in accordance with any applicable Warrant Agreement and the Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.

With respect to the Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) any applicable Rights Agreement has been duly authorized, executed and delivered, (iii) the terms of the Rights and of their issuance and sale have been duly established in conformity with any applicable Rights Agreement and the Authorizing Resolutions, (iv) the Rights have been duly executed and delivered in accordance with any applicable Rights Agreement and the Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement, such Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.

With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) any applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with any applicable Unit Agreement and the Authorizing Resolutions, (iv) the Units have been duly executed and delivered in accordance with any applicable Unit Agreement and the Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

DUANE MORRIS LLP
1300 POST OAK BOULEVARD, SUITE 1500, HOUSTON, TX 77056-3166	PHONE: 713.402.3900 FAX: 713.402.3901

United States Antimony Corporation

October 15, 2025

            The opinions expressed herein are limited to the Texas Business Organizations Code (collectively, the “Applicable Laws”).  No opinion is expressed as to the effect on the matters covered by this letter of the laws of (i) the State of Texas other than the Applicable Laws or (ii) any jurisdiction other than the State of Texas, whether in any such case applicable directly or through the Applicable Laws.  We express no opinion regarding any federal or state securities laws or regulations or as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change.  Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.  These opinions are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

DUANE MORRIS LLP
1300 POST OAK BOULEVARD, SUITE 1500, HOUSTON, TX 77056-3166	PHONE: 713.402.3900 FAX: 713.402.3901

United States Antimony Corporation

October 15, 2025

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This letter may be relied upon by the Company and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act and cannot be relied upon for any other purpose.  We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm under the heading “Legal Matters” in the Prospectus.  In giving this consent, we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Duane Morris LLP

DUANE MORRIS LLP
1300 POST OAK BOULEVARD, SUITE 1500, HOUSTON, TX 77056-3166	PHONE: 713.402.3900 FAX: 713.402.3901